Exhibit 21

Subsidiaries of the Registrant

Subsidiary	State of Incorporation
100 W. Commercial Street, LLC	Missouri
Acadia Medical Supply, Inc.	Maine
Access Respiratory Home Care, L.L.C.	Louisiana
Advanced Medical DME, LLC	Kansas
- dba Focus Respiratory
Alliance Homecare & Mobile Diagnostics, L.L.C.	Arizona
- dba Alliance Homecare
At Home Health Equipment, LLC	Indiana
Black Bear Medical Group, Inc.	Maine
Black Bear Medical NH, Inc.	New Hampshire
Black Bear Medical, Inc.	Maine
Care Medical Atlanta, LLC	Georgia
Care Medical of Athens, Inc.	Georgia
Care Medical of Augusta, LLC	Georgia
Care Medical of Gainesville, LLC	Georgia
Care Medical Partners LLC	Georgia
Care Medical Savannah, LLC	Georgia
- dba Resource Medical Group of Charleston
Central Oxygen, Inc.	Indiana
Coastal Med-Tech Corp.	Maine
Cooley Medical Equipment, Incorporated	Kentucky
Focus Respiratory, LLC	Arizona
Good Night Medical of Ohio, LLC	Ohio
- dba Good Night Medical - dba Resource Medical Group
Good Night Medical of Texas, Inc	Texas
- dba Good Night Medical
Good Night Medical, LLC	Ohio
Great Elm Healthcare, LLC	Delaware
Health Technology Resources, LLC	Illinois
Heartland Health Therapy, LLC	Arizona
Heckman Healthcare Service & Supplies Inc.	Illinois
Hometown Medical LLC	Mississippi
IRB Medical Equipment, LLC	Michigan
- dba Hart Medical Equipment
Legacy Oxygen and Home Care Equipment, LLC	Kentucky
Mayhugh Drugs, Inc.	Florida
- dba Mayhugh’s Medical Equipment
Med Supply Center, Inc.	Mississippi
Medical West Healthcare Center, LLC	Missouri
Mediserve Medical Equipment of Kingsport, Inc	Tennessee
Metro-Med, Inc.	California
Metro-Med, Inc. - Los Alamitos	California
Metro-Med, Inc. - Ventura	California
NorCal Respiratory, Inc.	California
Northwest Medical, LLC	Oregon

Oxygen Plus	California
Patient Home Monitoring, Inc.	Washington
Patient-Aids, Inc.	Kentucky
- dba Legacy Oxygen and Home Care Equipment
PM Sleep Lab, LLC	Kansas
QHM Holdings Inc.	Delaware
QHM Investments I, LLC	Delaware
Quipt Home Medical Inc.	Delaware
Rejuvenight, LLC	Arizona
Resource Medical Group of Charleston, LLC	South Carolina
Resource Medical Group, LLC	South Carolina
Resource Medical, Inc.	South Carolina
Respicare, Inc.	California
Riverside Medical, Inc.	Tennessee
RTA Homecare, LLC	Arizona
- dba Valley Seating & Mobility
Semo Drugs-Care Plus of Mo., Inc.	Missouri
Sleep Health Diagnostics, LLC	Ohio
Sleepwell, LLC	Georgia
Southeastern Biomedical Services, LLC	Kentucky
Southern Pharmaceutical Corporation	Mississippi
Thrift Home Care, Inc.	Mississippi
Tuscan, Inc.	Ohio
United Respiratory Services, LLC	Arizona
- dba Valley Respiratory Services
West Home Health Care, Inc.	Virginia